Exhibit 4.2

KINGSWAY FINANCIAL SERVICES INC.
COMMON STOCK SERIES C WARRANT AGREEMENT
This Common Stock Warrant Agreement (this “Agreement”), dated as of [___], 2013, between Kingsway Financial Services Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”) and Computershare Trust Company of Canada, a trust company licensed to carry on business in all Provinces of Canada (collectively in such capacity, together with any successor appointed pursuant to the terms of this Agreement, the “Warrant Agent”).
WHEREAS, the Company proposes to issue Series C warrants (each, a “Series C Warrant”) initially exercisable to purchase one share of the common stock of the Company, no par value per share (each, a “Common Share”);
WHEREAS, Series C Warrants are being issued in connection with a unit offering by the Company (the “Offering”) in which the Company offered units (“Units”), each consisting of 6.25 Class A Series 1 preferred shares and 6.25 Series C Warrants to purchase one Common Share per each Series C Warrant;
WHEREAS each Series C Warrant entitles the holder to purchase one Common Share for an exercise price that is equal to US$5.00;
WHEREAS the Company may issue additional Series C Warrants at such other times as the Company may determine;
WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Series C Warrants and other matters as expressly provided herein.
The foregoing recitals are made as representations and statements of fact by the Company and not by the Warrant Agent;
NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1 Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:
(a) “Applicable Securities Laws” shall mean the Securities Act, the Exchange Act (as defined below), applicable U.S. state securities laws and the securities laws of applicable Canadian provinces and territories;
(b) “Authenticated” means (a) with respect to the issuance of a Warrant Certificate (as defined in this Agreement), one which has been duly signed by the Company and authenticated by manual signature of an authorized officer of the Warrant Agent, (b) with respect to the issuance of an Uncertificated Warrant (as defined below), one in respect of which the Warrant Agent has completed all Internal Procedures (as defined below) such that the particulars of such Uncertificated Warrant as required by Section 3.2 are entered in the register of holders of Series C Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;
(c) “Beneficial Holder” shall mean any person or entity that holds beneficial interests in a Warrant Certificate (as defined in this Agreement) or an Uncertificated Warrant;

(d) “Business Day” shall mean day other than a Saturday, Sunday or other day on which banks in the State of New York or the Province of Ontario, Canada are authorized by law to remain closed;
(e) “Certificated Warrant” means a Series C Warrant evidenced by a writing or writings substantially in the form of Schedule “A” attached hereto;
(f) “Clearing Agency” means CDS Clearing and Depository Services Inc., its successors and permitted assigns (“CDS”), the Depository Trust Company or any other organization registered as a “clearing agency” pursuant to the securities legislation of any province or territory of Canada, as in effect from time to time, and any additional qualified clearing agency that carries on business within or outside Canada for Warrantholders resident in the relevant jurisdiction, or any of the foregoing, as the context may require, all as may be designated by the Company from time to time;
(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended;
(h) “Exercise Price” means US$5.00 (as the same may be hereafter adjusted pursuant to Article V);
(i) “Expiration Date” shall mean 5:00 p.m., Eastern time, on September 15, 2023 or such earlier date as may be specified by the Company, or if such day is not a Business Day, the next succeeding day which is a Business Day;
(j) “Internal Procedures” means procedures internal to the Warrant Agent necessary to carry out its duties as warrant agent under this Agreement;
(k) “Issue Date” means, with respect to a Series C Warrant, the date that such Series C Warrant is issued by the Company;
(l) “Participant” means a broker, dealer, bank or other financial institution or other person who maintains an account for clearing and holding securities, including Series C Warrants, with a Clearing Agency and on whose behalf a Clearing Agency or its nominee holds Series C Warrant;
(m) “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act;
(n) “Uncertificated Warrant” means any Series C Warrant which is not a Certificated Warrant;
(o) “Warrant Shares” shall mean Common Shares and any other securities purchased or purchasable upon exercise of the Series C Warrants (and, if the context requires, securities which may thereafter be issued by the Company in respect of any such securities so purchased, by means of any subdivisions or combinations of its capital stock, or recapitalizations, reclassifications or the like); and
(p) “Warrantholders”, “Holders” or “holders” means the persons for the time being entered in a register of holders described in Section 3.3(f) hereof as holders of Series C Warrants.
ARTICLE II.
APPOINTMENT OF WARRANT AGENT
Section 2.1 Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Series C Warrants in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

ARTICLE III.
WARRANTS
Section 3.1 Issuance of Warrants. The Series C Warrants will be issued on the terms and subject to the conditions of this Agreement in the amounts and to the Holders determined pursuant to the terms of the Offering and at such other times as the Company may determine. On such dates, the Company will deliver a written order to the Warrant Agent, authorizing the issuance and delivery of Series C Warrants. An unlimited amount of Series C Warrants can be created and authorized to be certified and issued, from time to time, as the Company may determine hereunder, upon and subject to the terms and conditions of this Agreement. All Series C Warrants will rank pari passu, whatever may be the actual dates of the issuance thereof.
Section 3.2 Form of Warrant.
(a) The Series C Warrants may be issued in both certificated and uncertificated form. All Series C Warrants issued in certificated form shall be evidenced by a warrant certificate (including all replacements issued in accordance with this Agreement), substantially in the form attached hereto as Schedule “A” or in such other form as may be approved by the Company and the Warrant Agent (a “Warrant Certificate”), which shall be dated as of the Issue Date, shall bear such distinguishing letters, numbers and legends as the Company may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any whole number denomination. Series C Warrants issued to the Clearing Agency may be in uncertificated form and shall be evidenced on the register of Warrantholders to be maintained by the Warrant Agent.
(b) Each Warrant Certificate may be engraved, lithographed or printed (the expression “printed” including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Company may determine.
Section 3.3 Execution of Warrant Certificates.
(a) The Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its President or any Executive Vice President (each, an “Appropriate Officer”). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.
(b) If any Appropriate Officer who shall have signed any of the Warrant Certificates shall cease to be such Appropriate Officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.
(c) Authentication of Warrant Certificates. No Warrant Certificate will be issued or, if issued, such Warrant Certificate will not be valid or entitle the holder to the benefits hereof until it has been Authenticated on behalf of the Warrant Agent substantially in the form of the certificate attached hereto as Schedule “A” or in such other form as may be approved by the Company and the Warrant Agent. Such Authentication shall be conclusive evidence that such Warrant Certificate has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Agreement.
(d) The Warrant Agent shall Authenticate Uncertificated Warrants (whether upon original issuance, exchange, registration of transfer, or otherwise) by completing its Internal Procedures and the Company shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Agreement. Such Authentication shall be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Agreement. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Agreement requires the Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error.
(e) Authentication Not Representation. The Authentication by the Warrant Agent of any Warrant Certificate or Uncertificated Warrants issued hereunder will not be construed as a representation or warranty by the Warrant Agent as to the validity of this Agreement or such Warrant Certificate or Uncertificated Warrants (except with respect to the due Authentication thereof) or as to the performance by the Company of its obligations under this Agreement and the Warrant Agent will in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefor, except as otherwise specified herein.
(f) The Warrant Agent shall keep, at an office designated for such purpose in Ontario, Canada, or at any other place designated by the Company with the approval of the Warrant Agent, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Series C Warrants and exchanges and transfers of outstanding Series C Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Series C Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Registered Holder (as defined below) in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.
(g) Prior to due presentment for registration of transfer or exchange of any Series C Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the person in whose name any Series C Warrant is registered upon the Warrant Register (the “Registered Holder” of such Series C Warrant) as the absolute owner of such Series C Warrant (notwithstanding any notation of ownership or other writing on a Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.
(h) Once an Uncertificated Warrant has been Authenticated, the information set forth in the Warrant Register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably (i) consented to the foregoing authority of the Warrant Agent to make such error corrections and (ii) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense including without limitation reasonable legal fees of the Company and the Warrant Agent plus interest, at an appropriate then prevailing rate of interest to the Warrant Agent, sustained by the Company or the Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been detected in a timely fashion and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Company or to the Warrant Agent.

Section 3.4 Uncertificated Warrants issued to Clearing Agency.
(a) No Warrant Certificate shall be issued in respect of Uncertificated Warrants held in the name of the Clearing Agency, except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Clearing Agency, as determined by the Company, from time to time. Such Uncertificated Warrants will initially be registered on the Warrant Register maintained by the Warrant Agent in the name of the Clearing Agency.
(b) Re-registrations of interests in, and transfers of, Uncertificated Warrants by the beneficial owners thereof shall be made only through the Clearing Agency and any person transferring Series C Warrants in such manner shall be deemed to have transferred to the transferee all of such person’s rights and obligations in respect thereof; all transferees of such Series C Warrants shall be deemed to have received and accepted such transfer and be deemed to have agreed to be bound by the provisions of this Agreement.
(c) The Company may terminate the application of this Section 3.4 in its sole discretion in which case all Uncertificated Warrants shall as soon as reasonably practicable thereafter be evidenced in certificated form and registered in the name of a person other than a Clearing Agency.
(d) The Company and the Warrant Agent may deal with the Clearing Agency for all purposes (including the making of payments and the delivery of any notice, report or other communication) as the registered holder of the Uncertificated Warrants and as the authorized representative of the respective beneficial holders of such Warrants.
(e) To the extent that the provisions of this Section 3.4 conflict with any other provisions of this Agreement, the provisions of this Section 3.4 shall prevail.
(f) Transfers of beneficial ownership in any Uncertificated Warrant will be effected only (i) with respect to the interest of a Participant, through records maintained by the Clearing Agency or its nominee for such Uncertificated Warrants, and (ii) with respect to the interest of any person other than a Participant, through records maintained by Participants. Beneficial owners of Uncertificated Warrants who are not Participants but who desire to sell or otherwise transfer ownership of or any other interest in such Uncertificated Warrants may do so only through a Participant.
(g) The rights of beneficial owners of Uncertificated Warrants shall be limited to those established by applicable law and agreements between the Clearing Agency and Participants and between such Participants and such beneficial owners and must be exercised through a Participant in accordance with the rules and procedures of the Clearing Agency.
(h) Subject to Subsection 3.4(i), neither the Company nor the Warrant Agent shall be under any obligation to deliver to any Participant or beneficial owner of Uncertificated Warrants, nor shall any Participant or beneficial owner of Uncertificated Warrants have any right to require the delivery of, a certificate or other instrument evidencing any interest in Series C Warrants.
(i) If there are Uncertificated Warrants and any of the following events occur:
(i) the Clearing Agency or the Company has notified the Warrant Agent that (i) the Clearing Agency is unwilling or unable to continue as the depository or (ii) the Clearing Agency ceases to be a clearing agency in good standing under applicable laws and, in either case, the Company is unable to locate a qualified successor depository within 90 days of delivery of such notice; or
(ii) the Company or the Clearing Agency is required by applicable law, or otherwise determines, to take the action contemplated in this Subsection 3.4(i);
then one or more definitive fully registered Warrant Certificates shall be, in exchange for such Uncertificated Warrants, issued and delivered by the Warrant Agent in accordance with the instructions provided by the Clearing Agency pursuant to Subsection 3.4(j).

(j) Fully registered Warrant Certificates issued pursuant to Subsection 3.4(i), shall be registered in such names and in such denominations as the Clearing Agency shall instruct the Warrant Agent, provided that the aggregate number of Series C Warrants represented by such Warrant Certificates shall be equal to the aggregate number of the Uncertificated Warrants exchanged. Neither the Company nor the Warrant Agent shall be liable for any delay in delivery of such instructions and may conclusively act and rely on, and shall be protected in acting and relying on, such instructions. Upon exchange of an Uncertificated Warrant for one or more Warrant Certificates in definitive form, such Uncertificated Warrant shall be cancelled by the Warrant Agent.
(k) If definitive Warrant Certificates have been issued and thereafter the Company advises the Warrant Agent of the availability of book-based entry or other electronic issuance with a Clearing Agency in regard to such Series C Warrants, the Warrant Agent and the Company may agree to allow for the re-registration of such definitive Warrant Certificates under such procedure. Upon surrender by any such Warrantholder of its definitive Warrant accompanied by instructions for re-registration of the Warrant under such procedure, such Warrant shall thereafter be re-registered under such procedure and be subject to the foregoing provisions of this Section 3.4 and Subsection 3.4(m), mutatis mutandis. The Company shall pay all expenses incurred by the Warrant Agent and the reasonable fees of the Warrant Agent associated with any termination of the use of such procedure and of any such re-registration of the definitive Series C Warrants under such procedure.
(l) Notwithstanding anything herein or in the terms of the Series C Warrants to the contrary, neither the Company nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for (i) the records maintained by the Clearing Agency or Participants relating to the Series C Warrants or the accounts maintained by them, (ii) maintaining, supervising or reviewing any records relating to such Series C Warrants, (iii) any advice or representation made or given by the Clearing Agency or Participants with respect to the rules and regulations of the Clearing Agency or the Participants, or (iv) any action to be taken by the Clearing Agency or the Participants or any failure by the Clearing Agency or the Participants to take any action.
(m) The provisions of Section 6.1 with respect to the transfer of Series C Warrants are subject to the provisions of this Section 3.4.
ARTICLE IV.
TERMS AND EXERCISE OF WARRANTS
Section 4.1 Exercise Period and Expiration. Subject to the provisions of the Series C Warrants and this Agreement and regardless of the Issue Date, Series C Warrants may be exercised by the Holder thereof at any time and from time to time on or after September 16, 2016, and terminating at 5:00 p.m., Eastern time, on the Expiration Date. Any Series C Warrant not exercised prior to 5:00 p.m., Eastern time, on the Expiration Date, shall become permanently and irrevocably null and void at 5:00 p.m., Eastern time, on the Expiration Date, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time.
Section 4.2 Exercise of Warrants.
(a) Exercise of Certificated Warrants. The holder of any Certificated Warrant may at any time and from time to time on or after September 16, 2016 until 5:00 p.m., Eastern time, on the Expiration Date, exercise the right thereby conferred, to be issued Warrant Shares by surrendering to the Warrant Agent at its office in Toronto, Ontario or to any other person or at any other place designated by the Company with the approval of the Warrant Agent, during normal business hours on a Business Day, the Warrant Certificate evidencing such Series C Warrant and a duly completed and executed notice of exercise substantially in the form set out in such Warrant Certificate, together with a certified cheque, bank draft or money order in lawful money of the United States, payable to or to the order of the Company in an amount equal to the Exercise Price (as the same may be hereafter adjusted pursuant to Article V) multiplied by the number of Warrant Shares subscribed for.

Any notice of exercise referred to in this section, shall be signed by the Warrantholder, or its executors or administrators or other legal representatives or an attorney of the Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent.
(b) Exercise of Uncertificated Warrants. The beneficial owner of Uncertificated Warrants who desires to exercise Series C Warrants must do so by causing a Participant to deliver to the Clearing Agency on behalf of the entitlement holder, notice of the owner’s intention to exercise Series C Warrants in a manner acceptable to the Clearing Agency. Forthwith, upon receipt by the Clearing Agency of such notice, as well as payment for the Exercise Price multiplied by the number of Warrant Shares subscribed for, the Clearing Agency shall deliver to the Warrant Agent confirmation of its intention to exercise Series C Warrants (“Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through the book entry registration system.
Payment representing the Exercise Price multiplied by the number of Warrant Shares subscribed for must be provided to the appropriate office of the Participant in a manner acceptable to it. A notice in the form acceptable to the Participant and payment for such beneficial holder should be provided to the Participant sufficiently in advance so as to permit the Participant to deliver notice and payment to the Clearing Agency and for the Clearing Agency in turn to deliver notice and payment to the Warrant Agent prior to the Expiration Date. The Clearing Agency will initiate the exercise by way of Confirmation and forward the Exercise Price multiplied by the number of Warrant Shares subscribed for electronically to the Warrant Agent and the Warrant Agent will execute the exercise by issuing to the Clearing Agent through the book entry registration system the Common Shares to which the exercising Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Series C Warrants and/ or the Participant exercising the Series C Warrants on its behalf.
By causing a Participant to deliver notice to the Clearing Agency, a Warrantholder shall be deemed to have irrevocably surrendered his or her Series C Warrants so exercised and appointed such Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Warrant Shares in connection with the obligations arising from such exercise.
Any notice which the Clearing Agency determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Participant to exercise or to give effect to the settlement thereof in accordance with the Warrantholder’s instructions will not give rise to any obligations or liability on the part of the Company or Warrant Agent to the Participant or the Warrantholder.
(c) Any exercise referred to in this section, shall require that the entire Exercise Price for Warrant Shares subscribed must be paid at the time of subscription and such Exercise Price and original exercise notice executed by the Registered Holder the Confirmation from the Clearing Agency must be received by the Warrant Agent prior to the Expiration Date.
(d) Notwithstanding the foregoing in this Section 4.2, Series C Warrants may only be exercised pursuant to this Section 4.2 by or on behalf of a Registered Holder, except the Clearing Agency, as applicable, who makes the certifications set forth on the exercise notice.
Section 4.3 Intentionally deleted.
Section 4.4 Effect of Exercise.
(a) Effect of Exercise. Upon the exercise of any Certificated Warrants or Uncertificated Warrants in accordance with Section 4.2 hereof, the Warrant Shares thereby issuable shall be deemed to have been issued, and the person or persons to whom such Warrant Shares are to be issued shall be deemed to have become the holder or holders of record thereof, on the Business Day on which such Series C Warrant is validly exercised (or deemed to be validly exercised in accordance with Article IV hereof), unless the transfer registers for the Warrant Shares are closed on that date, in which case such Warrant Shares shall be deemed to have been issued and such person or persons shall be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Warrant Shares shall be issued on the basis of the number of Warrant Shares to which such person or persons were entitled on such exercise date.
(b) Exercise of Certificated Warrants. As soon as reasonably practicable, and in any event not later than five (5) Business Days after the surrender to the Warrant Agent of Warrant Certificates and instructions received in good order in accordance with Section 4.2, the Warrant Agent shall mail by way of first class insured mail to the person or persons in whose name or names the Warrant Shares thereby issued have been issued, at his, her, its or their respective addresses, or, if so specified, cause to be delivered to such person or persons at the place where the Warrant Certificates evidencing such Series C Warrants were surrendered, certificates representing the Warrant Shares so issued.
(c) Exercise of Uncertificated Warrants. As soon as reasonably practicable, and in any event not later than five (5) Business Days after the Clearing Agency has initiated the exercise by way of Confirmation and has delivered the Exercise Price multiplied by the number of Warrant Shares subscribed for electronically to the Warrant Agent, the Warrant Agent will execute the exercise by issuing to the Clearing Agent through the book entry registration system the Common Shares to which the exercising Warrantholder is entitled pursuant to the exercise, the Warrant Agent shall cause the share position of the Clearing Agency on the register of Common Shares to be increased by the number of Warrant Shares issued in connection with the exercise of such Uncertificated Warrants.
(d) Issue to Other than Holder. If any Warrant Shares issuable pursuant to any Series C Warrants are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Company or to the Warrant Agent on its behalf an amount equal to all exigible transfer taxes or other government charges, and neither the Company nor the Warrant Agent will be required to issue or deliver any such Warrant Shares unless or until such amount has been so paid or the Warrantholder has established to the satisfaction of the Company that such taxes and charges have been paid or that no such taxes or charges are owing.
Section 4.5 Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of Series C Warrants such number of Warrant Shares as may be from time to time issuable upon exercise in full of the Series C Warrants, such that the Company may validly and legally issue all Warrant Shares in compliance with this Section. All Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of the Series C Warrants, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. The Company agrees that its issuance of Series C Warrants shall constitute full authority to its officers who are charged with the issuance of Warrant Shares to issue Common Shares upon the exercise of the Series C Warrants. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Shares above the Exercise Price in effect immediately prior to such increase in stated or par value.
Section 4.6 Listing. Prior to the issuance of any Warrant Shares upon exercise of the Series C Warrants, the Company shall use reasonable best efforts to secure the listing of such Common Shares or other Warrant Shares upon each national securities exchange, stock market or automated quotation system, if any, upon which Common Shares (or securities of the same class as such other Warrant Shares, if applicable) are then listed (subject to official notice of issuance upon exercise of the Series C Warrants) and shall use reasonable best efforts to maintain, so long as any other Common Shares (or, as applicable, other securities) shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of the Series C Warrants.

Section 4.7 Compliance with Law.
(a) If any Warrant Shares are required under any federal, provincial or state law or applicable governing rule or regulation of any national securities exchange, to be registered with or approved by any governmental authority or listed on any such national securities exchange before such shares may be issued upon exercise, the Company will use its reasonable best efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.
(b) The Series C Warrants shall not be exercisable and the Company shall not be obligated to issue Warrant Shares unless, at the time a holder seeks to exercise the Series C Warrants, a prospectus relating to Warrant Shares is current and a registration statement for the Warrant Shares is effective or qualified or the issuance of Warrant Shares is deemed to be exempt under the securities laws of the jurisdiction of residence of the holder of the Series C Warrants.
Section 4.8 Partial Exercise of Warrants; Fractions.
(a) Partial Exercise. The holder of any Series C Warrants may exercise his or her right to acquire a number of whole Common Shares less than the aggregate number which the holder is entitled to acquire. In the event of any exercise of a number of Series C Warrants less than the number which the holder is entitled to exercise, the holder of Series C Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s), bearing the same legend, if applicable, or other appropriate evidence of Series C Warrants, in respect of the balance of the Series C Warrants held by such holder and which were not then exercised.
(b) Fractions. The Company shall not be required to issue fractional Warrant Shares in satisfaction of its obligations hereunder and no cash or other consideration will be paid in lieu of fractional Warrant Shares. Any subscription for fractional Warrant Shares will be deemed to be a subscription for the next lowest whole number of Warrant Shares.
ARTICLE IV(a)
EXCHANGE OF SERIES C WARRANTS FOR SERIES B WARRANTS

Section 4.1(a) Exchange of Series C Warrants for Series B Warrants. In the event that prior to the Expiration Date the Company provides notice to the Warrant Agent that (i) the Series B Warrant Agreement has been amended to increase the maximum number of warrants issuable to allow for the issuance of a sufficient number of Series B Warrants; and (ii) the Toronto Stock Exchange (the “TSX”) has accepted the conditional listing of such additional Series B Warrants, if the Series B Warrants are listed on the TSX at the time of such exchange, then each Series C Warrant shall be automatically exchanged for a Series B Warrant without any further act or action to be taken or performed by the Warrantholder. Upon completion of the exchange, the Series C Warrants will become null and void and will not need to be surrendered to the Warrant Agent for cancellation. The Warrant Agent will reduce the Series C Warrant register to zero and will issue the Series B Warrants to the Holders indicated on the Warrant Register. All rights in respect of the Series C Warrants under this Agreement shall cease at such time.
ARTICLE V.
ADJUSTMENT OF SHARES OF COMMON STOCK
PURCHASABLE AND OF EXERCISE PRICE
The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article V.
Section 5.1 Adjustment of Exercise Price and Warrant Shares. The Exercise Price and number of Warrant Shares purchasable under the Series C Warrants are subject to adjustment from time to time as set forth in this Section 5.1.

(a) In case the Company shall at any time:

(i)
subdivide the outstanding Common Shares into a larger number of shares other than pursuant to Section 5.1 (b), the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased, effective from and after the record date of such subdivision; and

(ii)
combine the outstanding Common Shares into a smaller number of shares by a reverse split or otherwise, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such combination.

Upon any adjustment in the Exercise Price pursuant to this Section 5.1(a), the holder of any Series C Warrant shall thereafter be entitled to purchase, at the adjusted Exercise Price, the number of Warrant Shares, rounded down to the nearest whole share, obtained by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.
(b) In case the Company shall issue additional Common Shares as a special dividend on the Common Shares (a “Special Dividend”), from and after the day which is the record date for the determination of shareholders entitled to such Special Dividend, the holder of any Series C Warrant shall, until a further adjustment, be entitled to purchase the number of Warrant Shares, rounded down to the nearest whole share, obtained by multiplying the number of Warrant Shares purchasable hereunder immediately prior to said record date by a fraction, the numerator of which is the total number of Common Shares outstanding after the issuance of the Special Dividend, calculated on a fully diluted basis assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants or other rights (including those with respect to convertible securities), and the denominator of which is the number of Common Shares outstanding immediately prior to said record date, calculated on a fully diluted basis assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants, or other rights (including those with respect to convertible securities). Upon each adjustment pursuant to this Section 5.1(b), the Exercise Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing the product obtained by multiplying such Exercise Price by the number of Warrant Shares purchasable hereunder immediately prior to such adjustment by the number of Warrant Shares purchasable hereunder immediately following such adjustment.
Section 5.2 Reorganization or Reclassification. If at any time while there are Series C Warrants outstanding there shall be any reorganization or reclassification of the Common Shares of the Company (other than a subdivision or combination of shares provided for in Section 5.1, or a Fundamental Transaction (as defined below)), the Holder shall thereafter be entitled to receive, upon exercise of its Series C Warrant(s) prior to the Expiration Date and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company resulting from such reorganization or reclassification, as the case may be, to which a holder of the Common Shares, deliverable upon the exercise of a Series C Warrant, would have been entitled upon such reorganization or reclassification if such Series C Warrant had been exercised immediately prior to such reorganization or reclassification, and in any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth herein (including the adjustment of the Exercise Price and the number of shares issuable upon the exercise of a Series C Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon exercise. The provisions of this Section 5.2 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, other dispositions or similar transactions.
Section 5.3 Form of Warrant After Adjustments. The form of the Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Series C Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated

in the Series C Warrants, as initially issued. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate (including the rights, duties or obligations of the Warrant Agent), and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate, may be in the form so changed.
Section 5.4 Fundamental Transactions. If any (i) capital reorganization, reclassification of the Company Securities, consolidation, amalgamation or merger of the Company with another entity in which the issued and outstanding stock of the Company (excluding treasury shares) immediately prior to such transaction represents less than 50% of the voting power of the surviving entity immediately after such transaction, (ii) sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity, or (iii) similar transaction requiring shareholder approval shall be effected (any such transaction being hereinafter referred to as a “Fundamental Transaction”), then the holders shall be permitted to exercise any Series C Warrants with the provisions of Section 4.2 immediately prior to the consummation of such Fundamental Transaction. If a holder does not exercise a Series C Warrant prior to the consummation of a Fundamental Transaction, then such Series C Warrant shall not at any time be, or become, exercisable and shall expire (and become null and void) automatically with no further action required on behalf of the Company upon consummation of the Fundamental Transaction.
Section 5.5 Notice to Warrant Holders.
(a) Notice of Adjustment. Whenever the number and/or kind of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a statement setting forth the adjusted number and/or kind of Common Shares purchasable upon the exercise of the Series C Warrants and the Exercise Price of such Common Shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) cause the Warrant Agent to give written notice to each Holder in the manner provided in Section 10.2 below, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
(b) Notice of Fundamental Transactions. In the event that the Company shall propose to effect a Fundamental Transaction, then the Company shall send to the Warrant Agent a notice and the shall cause the Warrant Agent within five days after receipt by the Warrant Agent to give written notice (in such form as shall be furnished to the Warrant Agent by the Company) to each Holder in the manner provided in Section 10.2 of such Fundamental Transaction. Such notice shall specify (i) the record date, if any, for the Fundamental Transaction, (ii) the date such Fundamental Transaction is expected to take place, and (iii) the effect, if any, of such action on the Common Shares, if any. Such notice shall be given to Holders at least 15 days prior to the date of the consummation of the Fundamental Transaction, but in no event shall the Company be required to give notice prior to public announcement if the Company has in good faith determined that the matters relating to such notice constitute material, nonpublic information relating to the Company or its Subsidiaries. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
Section 5.6 No Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of each Series C Warrant; provided, however, that any adjustments that by reason of this Section 5.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a Common Share, as the case may be.

ARTICLE VI. TRANSFER AND EXCHANGE OF WARRANTS AND
WARRANT SHARES
Section 6.1 Registration of Transfers and Exchanges.
(a) Transfer. No transfer of any Series C Warrant by a Warrantholder will be valid unless entered on the register of transfers referred to in Subsection 3.3(f) hereof upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Series C Warrant, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his, her or its executors, administrators or other legal representatives or his, her or its or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent and the Company may prescribe, such transfer will be duly noted on one of such registers of transfers by the Warrant Agent.
(b) Register of Transfers. The transferee of any Series C Warrant pursuant to Subsection 6.1(a) hereof will, after surrender to the Warrant Agent of the Warrant Certificate evidencing such Series C Warrant as required by Subsection 6.1(a) hereof and upon compliance with all other conditions in respect thereof required by this Agreement or by law, be entitled to be entered on the register of holders referred to in Subsection 3.3(f) hereof as the owner of such Series C Warrant free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Series C Warrant, except in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.
(c) Refusal of Registration. The Company will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Series C Warrant on the registers referred to in Subsection 3.3(f) hereof, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction. The Warrant Agent is entitled to assume compliance with all applicable securities legislation unless otherwise notified in writing by the Company. No duty will rest with the Warrant Agent to determine compliance of the transferee or transferor of any Series C Warrant with applicable securities legislation. The Warrant Agent may, when deemed necessary, acting reasonably, contact the Company or counsel to confirm the validity of any transfer of Series C Warrants prior to completing same.
(d) No Notice of Trusts. Subject to applicable law, neither the Company nor the Warrant Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Series C Warrant, and may transfer any Series C Warrant on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.
(e) Inspection. The register of Warrantholders shall be available for inspection by the Company and or any Warrantholder during the Warrant Agent’s regular business hours on a Business Day and upon payment to the Warrant Agent of its reasonable fees. Any Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Company and the Warrant Agent stating the name and address of the Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.
(f) Restrictions on Transfer. No Series C Warrants or Warrant Shares shall be sold, exchanged or otherwise transferred in violation of Applicable Securities Laws.

Section 6.2 Exchange of Warrant Certificates.
(a) Exchange. One or more Warrant Certificates may, on compliance with the reasonable requirements of the Warrant Agent, be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate an equal number of Series C Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

(b) Place of Exchange. Warrant Certificates may be exchanged only at the Warrant Agent’s office in Toronto, Ontario or at any other place designated by the Company with the approval of the Warrant Agent.
(c) Cancellation. Any Warrant Certificate tendered for exchange pursuant to this Section 6.2 shall be surrendered to the Warrant Agent and cancelled.
(d) Authentication of Exchanged Warrant Certificates. The Warrant Agent shall Authenticate all Warrant Certificates necessary to carry out exchanges pursuant to this Section 6.2.
(e) Charges. The Warrant Agent may charge Warrantholders requesting an exchange of Warrant Certificates a reasonable sum for each Warrant Certificate issued; and payment of such charges and reimbursement of the Warrant Agent or the Company for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.
ARTICLE VII.
OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS
Section 7.1 No Rights or Liability as Shareholder; Notice to Registered Holders. Nothing contained in the Series C Warrants shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
Section 7.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Series C Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate, and an indemnity of the Company and Warrant Agent for any losses in connection therewith, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by applicable law.
Section 7.3 Restrictive Legends. Any legends which are stamped or imprinted on certificates of Common Shares shall also be stamped or imprinted on any stock certificate for Warrant Shares issued upon the exercise of any Series C Warrant and or stock certificate issued upon the direct or indirect transfer of any such Warrant Shares.
Section 7.4 Cancellation of Warrants. If the Company shall purchase or otherwise acquire Series C Warrants, the Warrant Certificates and any Uncertificated Warrants representing such Series C Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and be cancelled by it and retired. The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.
Section 7.5 Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Series C Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and an affidavit or the posting of an indemnity or bond, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.
Section 7.6 Right to Convene Meetings.
(a) Convening of Meeting. The Warrant Agent at any time and from time to time will convene a meeting of the Warrantholders upon receipt of a written request of the Company, and on being funded and indemnified to its reasonable satisfaction by the Company, against the costs which it may incur in connection with calling and holding such meeting.
(b) Failure to Convene. If the Warrant Agent fails, within fifteen (15) Business Days after receipt of such written request of the Company, funding and indemnification, to give notice convening a meeting, the Company may convene such meeting.
(c) Location of Meeting. Every such meeting shall be held in the City of Toronto, Ontario or such other location as is approved or determined by the Warrant Agent and the Company.
(d) Notice. At least twenty-one (21) Business Days’ prior written notice of any meeting must be given to the Warrantholders and to the Warrant Agent.
(e) Contents. The notice of the meeting must state the time, date and location of the meeting and must state briefly the general nature of the business to be transacted thereat, but it shall not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 7.6.
(f) Chairman. Some person (who need not be a Warrantholder) designated in writing by the Warrant Agent shall be chairman of the meeting or, if no person is so designated or the person so designated is not present within 30 minutes after the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy may choose some person present to be chairman.
(g) Quorum. Subject to the provisions of Section 7.6(s) hereof, at any meeting of Warrantholders a quorum shall consist of Warrantholders present either in person or by proxy at the commencement of the meeting holding in the aggregate not less than 10% of the total number of Series C Warrants then outstanding.
(h) No Quorum. If a quorum of Warrantholders is not present within 30 minutes after the time fixed for holding a meeting, the meeting, subject to Section 7.6(s) hereof, shall be adjourned to the date that is the fifth Business Day following the initial meeting date and shall be at the same time and location and no notice of the adjournment need be given.
(i) Adjourned Meeting. At the adjourned meeting, two Warrantholders present in person or by proxy shall form a quorum and may transact any business for which the meeting was originally convened notwithstanding the number of Series C Warrants that they hold.
(j) Power to Adjourn. The chairman of a meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn the meeting, and no notice of such adjournment need be given except as the meeting prescribes.
(k) Show of Hands. Every question submitted to a meeting, other than an Extraordinary Resolution (as defined below), shall be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. In the case of an equality of votes on a show of hands, the chairman shall not have a casting vote.

(l) Extraordinary Resolution. On every Extraordinary Resolution (as defined below), and on every other question submitted to a meeting on which a poll is directed by the chairman or requested by one or more Warrantholders acting in person or by proxy, a poll shall be taken in such manner as the chairman directs.
(m) Poll. Questions other than those required to be determined by Extraordinary Resolution (as defined below) shall be decided by a majority of the votes cast on the poll.
(n) Voting. On a show of hands each person present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote, and on a poll each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote, in respect of each Series C Warrant held by such holder. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled to vote in respect of any Series C Warrants and proxies held by him or her.
(o) Ability to Make Regulations. The Warrant Agent, or the Company with the approval of the Warrant Agent, may from time to time make or vary such regulations not contrary to the provisions of this Agreement, as it thinks fit:
(i) for the form of instrument appointing a proxy, the manner in which it must be executed and verification of the authority of a person who executes it on behalf of a Warrantholder;
(ii) governing the locations at which and the times by which voting certificates or instruments appointing proxies must be deposited;
(iii) generally for the calling of meetings of Warrantholders and the conduct of business thereat; and
(iv) for the deposit of instruments appointing proxies at some approved location or locations other than the location at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be sent by mail, facsimile or other means of prepaid, transmitted or recorded communication before the meeting to the Company or to the Warrant Agent at the location where the meeting is to be held and for voting pursuant to instruments appointing proxies so deposited as though the instruments themselves were produced at the meeting.
Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.
(p) Recognition. Except as such regulations provide, the only persons who shall be recognized at a meeting as the holders of any Series C Warrants, or as entitled to vote or, subject to Subsection 7.6(q) hereof, to be present at the meeting in respect thereof, shall be the registered holders of such Series C Warrants or persons holding proxies on their behalf.
(q) The Company and Warrant Agent may be Represented. The Company and the Warrant Agent by their respective employees, officers or directors, and the counsel of the Company and the Warrant Agent, may attend any meeting of Warrantholders, but shall have no vote as such.
(r) Powers Exercisable by Extraordinary Resolution. Subject to any required stock exchange approval, in addition to all other powers conferred on them by the other provisions of this Agreement or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by Extraordinary Resolution (as defined below):
(i) to approve or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Warrantholders or, with the reasonable consent of the Warrant Agent, of the Warrant Agent in its capacity as Warrant Agent hereunder or on behalf of the Warrantholders against the Company, whether such right arises under this Agreement or otherwise, which may be agreed to by the Company, and to authorize the Warrant Agent to concur in and execute any agreement supplemental hereto in connection therewith;

(ii) to amend, alter or repeal any Extraordinary Resolution (as defined below) previously passed;
(iii) subject to arrangements as to financing and indemnity satisfactory to the Warrant Agent, to direct or authorize the Warrant Agent to enforce any obligation of the Company under this Agreement or to enforce any right of the Warrantholders in any manner specified in the Extraordinary Resolution (as defined below);
(iv) to direct or authorize the Warrant Agent to refrain from enforcing any obligation or right referred to in clause (c) of this Section 7.6;
(v) to waive and direct the Warrant Agent to waive any default by the Company in complying with any provision of this Agreement, either unconditionally or on any condition specified in the Extraordinary Resolution (as defined below);
(vi) to appoint a committee with power and authority to exercise, and to direct the Warrant Agent to exercise, on behalf of the Warrantholders, such of the powers of the Warrantholders as are exercisable by Extraordinary Resolution (as defined below);
(vii) to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any obligation of the Company under this Agreement or to enforce any right of the Warrantholders;
(viii) to direct any Warrantholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal therewith on payment of the costs, charges and expenses reasonably and properly incurred by him, her or it in connection therewith;
(ix) to approve any change in or omission from the provisions contained in the Warrant Certificates and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;
(x) to approve any compromise or arrangement made by the Company with all or substantially all of its creditors or any class or classes of creditors, whether secured or otherwise, and with all or substantially all of the holders of any shares or other securities of the Company; and
(xi) with the consent of the Company, not to be unreasonably withheld, from time to time and at any time to remove the Warrant Agent and appoint a successor Warrant Agent.
(s) Meaning of “Extraordinary Resolution” . The expression “Extraordinary Resolution” when used in this Agreement means, subject to the provisions of this Section 7.6 and of Subsections 7.6(aa) and 7.6(bb) hereof, a motion proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article VII at which there are present in person or by proxy Warrantholders holding in the aggregate more than 25% of the total number of Series C Warrants then outstanding and passed by the affirmative votes of Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Series C Warrants represented at the meeting and voted on the motion.
(t) Quorum for “Extraordinary Resolution”. If, at a meeting called for the purpose of passing an Extraordinary Resolution, the quorum required by Subsection 7.6(s) hereof is not present within 30 minutes after the time appointed for the meeting, the meeting shall stand adjourned to such day, being not less than five (5) Business Days or more than ten (10) Business Days later, and to such location and time, as is appointed by the chairman.
(u) Notice. Not less than three (3) Business Days’ notice must be given to the Warrantholders of the time, date and location of such adjourned meeting.

(v) Form of Notice. The notice must state that at the adjourned meeting two Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.
(w) Quorum at Adjourned Meeting. At the adjourned meeting, two Warrantholders present in person or by proxy shall form a quorum and may transact any business for which the meeting was originally convened, and a motion proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection 7.6(s) hereof shall be an Extraordinary Resolution within the meaning of this Agreement.
(x) Poll. Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.
(y) Powers Cumulative. Any one or more of the powers, and any combination of the powers, in this Agreement stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time, and the exercise of any one or more of such powers or any combination of such powers from time to time shall not prevent the Warrantholders from exercising such power or powers or combination of powers thereafter from time to time.
(z) Minutes. Minutes of all resolutions passed and proceedings taken at every meeting of the Warrantholders shall be made and duly entered in books from time to time provided for such purpose by the Company, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or such proceedings were taken, shall be prima facie evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been so made, entered and signed shall be deemed to have been duly convened and held, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.
(aa) Instruments in Writing. Any action that may be taken and any power that may be exercised by Warrantholders at a meeting held as provided in this Article VII may also be taken and exercised by Warrantholders who hold in the aggregate not less than 50% of the total number of Series C Warrants at the time outstanding or in the case of an Extraordinary Resolution, Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Series C Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression “Extraordinary Resolution” when used in this Agreement includes a resolution embodied in an instrument so signed.
(bb) Binding Effect of Resolutions. Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article VII at a meeting of Warrantholders shall be binding on all Warrantholders, whether present at or absent from the meeting and whether voting for or against the resolution or abstaining, and every instrument in writing signed by Warrantholders in accordance with Subsection 7.6(aa) hereof shall be binding on all Warrantholders, whether signatories thereto or not, and every Warrantholder and the Warrant Agent (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.
(cc) Holdings by the Company and Subsidiaries Disregarded. In determining whether Warrantholders holding the required total number of Series C Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Warrantholders’ Request or other action under this Agreement, a Series C Warrant held by the Company or by a Subsidiary of the Company shall be deemed to be not outstanding. The Company shall provide the Warrant Agent with a Certificate of the Company providing details of any Series C Warrants held by the Company or by a Subsidiary of the Company upon the written request of the Warrant Agent.

ARTICLE VIII.
CONCERNING THE WARRANT AGENT AND OTHER MATTERS
Section 8.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares upon the exercise of Series C Warrants, but any taxes or charges in connection with the issuance of Series C Warrants or Warrant Shares in any name other than that of the Holder of the Series C Warrants shall be paid by such Holder; and in any such case, the Company shall not be required to issue or deliver any Series C Warrants or Warrant Shares until such taxes or charges shall have been paid or it is established to the Company’s satisfaction that no tax or charge is due.
Section 8.2 Resignation, Consolidation or Merger of Warrant Agent.
(a) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of a Series C Warrant (who shall, with such notice, submit his Series C Warrant for inspection by the Company), then the Warrant Agent shall appoint a successor Warrant Agent or shall petition a court to approve a successor Warrant Agent at the Company’s cost. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.
(b) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Shares not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 8.2(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.
(c) Merger, Consolidation or Name Change of Warrant Agent.

(i)
Any corporation into which the Warrant Agent may be merged or with which it may be converted, consolidated or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.2(a). If any of the Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(ii)
If at any time the name of the Warrant Agent is changed and at such time any of the Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 8.3 Fees and Expenses of Warrant Agent.
(a) Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder. Any amount owing under this Section 8.3 and unpaid thirty (30) days after request for such payment will bear interest from the expiration of such thirty (30) days at a rate per annum equal to the then current rate charged by the Warrant Agent.
(b) Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.
Section 8.4 Liability of Warrant Agent.
(a) Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Executive Vice President and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.
(b) Indemnity. The Company covenants and agrees to indemnify and to hold the Warrant Agent and its officers, directors, employees, agents, successors and assigns harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent and its officers, directors, employees, agents, successors and assigns as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its prior written consent. No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith.
(c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Series C Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Series C Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article V hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Series C Warrant or as to whether any Warrant Shares will, when issued, be valid and fully paid and non-assessable.

(d) Experts. The Warrant Agent may employ such counsel, accountants, engineers, appraisers, other experts, agents, agencies and advisors as it may reasonably require for the purpose of discharging its duties under this Agreement, and the Warrant Agent may act and shall be protected in acting in good faith on the opinion or advice or on information obtained from any such parties and shall not be responsible for any misconduct on the part of any of them. The reasonable costs of such services shall be added to and be part of the Warrant Agent’s fee hereunder.
(e) Funding. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights or powers unless indemnified as provided for herein, other than as a result of its own gross negligence or bad faith.
Section 8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Series C Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Series C Warrants.
Section 8.6 Limitation on Liability. Notwithstanding anything contained herein to the contrary, except in the case of fraud, willful misconduct or gross negligence, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.
ARTICLE IX.
SUPPLEMENTAL WARRANT AGREEMENTS
Section 9.1 Provision for Supplemental Warrant Agreements for Certain Purposes From time to time the Company (when authorized by action of the directors) and the Warrant Agent may, subject to the provisions of this Agreement, and they shall, when so directed in accordance with the provisions of this Agreement, execute and deliver by their proper officers, agreements or instruments supplemental hereto, which hereafter shall form part hereof, for any one or more or all of the following purposes:
(a) setting forth any adjustments resulting from the application of the provisions of Article 4;
(b) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the circumstances, provided that the same are not in the opinion of the Warrant Agent prejudicial to the interests of the Warrantholders;
(c) giving effect to any extraordinary resolution passed as provided in Section 7.6;
(d) making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Series C Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;
(e) adding to or altering the provisions hereof in respect of the transfer of Series C Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;
(f) modifying any of the provisions of this Agreement, including relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, such modification or relief in no way prejudices any of the rights of the Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental agreement which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative; and
(g) for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

ARTICLE X
MISCELLANEOUS PROVISIONS
Section 10.1 Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 10.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by overnight courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given when sent, in each case as follows:
if to the Warrant Agent, to:

Computershare Trust Company of Canada
100 University Avenue
11th Floor, South Tower
Toronto, ON M5J 2Y1
Attention: General Manager, Corporate Trust Department

if to the Company, to:

Kingsway Financial Services Inc.
150 Pierce Road, 6th Floor
Itasca, IL 60143
if to Registered Holders, at their addresses as they appear in the Warrant Register.
Section 10.3 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.
Section 10.4 Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent at 100 University Avenue, 11th Floor, South Tower, Toronto, Ontario, M5J 2Y1, for examination by the Holder of any Series C Warrant. Prior to such examination, the Warrant Agent may require any such holder to submit his Series C Warrant for inspection by it.

Section 10.5 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
Section 10.6 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.
Section 10.7 Amendments. All and any provisions of this Agreement and the Warrant Certificates may from time to time be amended by agreement between the Company and the Warrant Agent on its own behalf and on behalf of the Warrantholders in any respect which they deem necessary or desirable, without the need for any additional consent by or on behalf of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained herein or in any manner which the Company and the Warrant Agent on its own behalf or on behalf of the Warrantholders may deem necessary or expedient and which does not in the opinion of the Warrant Agent materially prejudice the rights exercisable by extraordinary resolution of the Warrantholders within the meaning of and in accordance with the procedures set forth in Section 7.6 and any amendments are binding on all Warrantholders from and after the effective date thereof. If this Agreement is so amended, reference herein to this Agreement is, unless the context otherwise requires, construed, as and from the date from which such amendment is expressed to be made, as references to this Agreement as so amended.
Section 10.8 No Inconsistent Agreements; No Impairment. The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in the Series C Warrants or the provisions hereof. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company will not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, amalgamation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Series C Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.
Section 10.9 Integration/Entire Agreement. This Agreement, together with the Series C Warrants, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company, the Warrant Agent and the Holders in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Series C Warrants. This Agreement and the Series C Warrants supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 10.10 Governing Law, Etc. This Agreement and each Series C Warrant issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario. Each party hereto consents and submits to the jurisdiction of the courts of the Province of Ontario in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 10.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.
Section 10.11 Termination. Subject to Section 4.1(a), this Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Series C Warrants have been exercised. The provisions of Section 8.4 and this Article IX shall survive such termination and the resignation or removal of the Warrant Agent.
Section 10.12 Severability. In the event that any one or more of the provisions contained herein or in the Series C Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby.
Section 10.13 Attorneys’ Fees. In any action or proceeding brought to enforce any provisions of this Agreement or any Series C Warrant, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees and disbursements in addition to its costs and expenses and any other available remedy.
Section 10.14 Force Majeure. Notwithstanding anything to the contrary contained herein, neither party hereto will be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
Section 10.15 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services provided hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, rule or regulation.
Section 10.16 Further Assurances. Each party hereto shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the other party for the carrying out or performing by such party of the provisions of this Agreement.
Section 10.17 Consequential Damages.  Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

KINGSWAY FINANCIAL SERVICES INC., as Company
Per:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Warrant Agent
Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE “A”
Form of Warrant Certificate
SERIES C WARRANT

to acquire Common Shares of

KINGSWAY FINANCIAL SERVICES INC.

Warrant                        Certificate for _________________________ Series C

Certificate No. 2013 – C●	Warrants, each entitling the holder to acquire one Common Share (subject to adjustment as provided for in the Series C Warrant Agreement (as defined below))

THIS IS TO CERTIFY THAT, for value received,______________________________________ (the “Warrantholder”) is the registered holder of the number of Series C common share purchase warrants (the “Series C Warrants”) of Kingsway Financial Services Inc. (the “Corporation”) specified above, and is entitled, on exercise of these Series C Warrants upon and subject to the terms and conditions set forth herein and in the Series C Warrant Agreement, to purchase on or after September 16, 2016 until any time before 5:00 p.m. (Eastern time) (the “Expiry Time”) on September 15, 2023 (the “Expiry Date”), one common share in the capital of the Corporation (a “Common Share”) for each Series C Warrant, subject to adjustment in accordance with the terms of the Series C Warrant Agreement.
The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)	duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(a)
surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to Computershare Trust Company of Canada (the “Warrant Agent”) at the principal office of the Warrant Agent, in the city of Toronto, Province of Ontario, together with a certified cheque drawn against a U.S. or Canadian bank, U.S. or Canadian bank draft or U.S. or Canadian postal money order in the lawful money of the United States payable to the order of the Company in an amount equal to the aggregate Exercise Price (as defined below) for the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to the Warrant Agent at its principal office in the city of Toronto, Province of Ontario.
Subject to adjustment thereof in the events and in the manner set forth in the Series C Warrant Agreement, the exercise price payable for each Common Share upon the exercise of each Series C Warrant is US$5.00 per Common Share (the “Exercise Price”).
Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office of the Warrant Agent where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Series C Warrants not so exercised. No fractional Common Shares will be issued upon exercise of any Warrant.
This Warrant Certificate evidences Series C Warrants issued or issuable under the provisions of a warrant agreement (which agreement together with all other instruments supplemental or ancillary thereto is herein referred to as the “Series C Warrant Agreement”) dated as of ●, 2013 between the Corporation and Computershare Trust Company of Canada, as Warrant Agent, to which Series C Warrant Agreement reference is hereby made for particulars of the rights of the holders of Series C Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Series C Warrants are issued and held, all to the same effect as if the provisions of the Series C Warrant Agreement were herein set forth, to all of which the Warrantholder, by acceptance hereof, assents. The Corporation will furnish to the Warrantholder, on request and without charge, a copy of the Series C Warrant Agreement.
On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Series C Warrant Agreement and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Common Shares as are purchasable under the Warrant Certificates so exchanged.
The Series C Warrant Agreement contains provisions for the adjustment of the Exercise Price and the number of Common Shares issuable upon the exercise of Series C Warrants, in the events and in the manner set forth therein.
The Series C Warrant Agreement also contains provisions making binding on all holders of Series C Warrants outstanding thereunder resolutions passed at meetings of holders of Series C Warrants held in accordance with the provisions of the Series C Warrant Agreement and instruments in writing signed by holders of Series C Warrants representing a specific majority of the then outstanding Series C Warrants.
Nothing contained in this Warrant Certificate, the Series C Warrant Agreement or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Series C Warrant Agreement expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Series C Warrant Agreement, the terms and conditions of the Series C Warrant Agreement shall govern.
Series C Warrants may only be transferred in compliance with the conditions of the Series C Warrant Agreement on the register to be kept by the Warrant Agent in the City of Toronto, Province of Ontario, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Series C Warrant Agreement and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.
This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Series C Warrant Agreement.
The parties hereto have declared that they have required that this Series C Warrant Agreement and all other documents related hereto be in the English language only. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais seulement.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of ________________, 2013.

KINGSWAY FINANCIAL SERVICES INC.
Per:
Name:
Title:

Countersigned and Registered by:

COMPUTERSHARE TRUST COMPANY OF CANADA
Per:
Name:
Title:

FORM OF TRANSFER

TO: Computershare Trust Company of Canada
100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address)

______________ (number) Series C Warrants represented by this Warrant Certificate and hereby irrevocably constitutes and appoints ____________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.
In the case of a Warrant Certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):
☐    (A) the transfer is being made only to the Corporation;

☐
(B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “C” to the Series C Warrant Agreement;

☐
(C) the transfer is being made within the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States, in accordance with Rule 144A under the U.S. Securities Act; or

☐
(D) the transfer is being made within the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States, in accordance with another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing or such other documentation in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect.

In the case of a Warrant Certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of, a U.S. Person or a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Series C Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing or such other documentation in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect. The undersigned further acknowledges and agrees that the Warrant Certificate to be issued to the transferee will contain a U.S. restrictive legend in the manner required by the Series C Warrant Agreement.

☐	If the Warrant Certificate does not contain a U.S. restrictive legend and the transfer is to, or for the account or benefit of, a U.S. Person or a person in the United States, check this box.

DATED this _______day of_______________________ , 20____.

SPACE FOR GUARANTEES OF     )
SIGNATURES (BELOW)         )
)_________________________
) Signature of Transferor
)
)
_________________________    )_________________________
Guarantor’s Signature/Stamp     ) Name of Transferor

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of the Warrant Certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the Warrant Agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of transfer, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•
Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•
Canada: A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule 1 chartered bank.

•
Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

SCHEDULE “B”
EXERCISE FORM

TO:         Kingsway Financial Services Inc.
AND TO:     Computershare Trust Company of Canada
100 University Ave., 8th Floor
Toronto, ON M5J 2Y1
Attention: General Manager, Corporate Trust Department

The undersigned holder of the Series C Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire ______________________ (A) Common Shares of Kingsway Financial Services Inc.
Aggregate Exercise Price Payable: _______________________________________________________
((A) multiplied by US$ ●, subject to adjustment)
The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Series C Warrants on the terms specified in such Warrant Certificate and in the Series C Warrant Agreement.
The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.
Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Series C Warrant Agreement.
The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐
(A) the undersigned holder at the time of exercise of the Series C Warrants (i) is not in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Series C Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States, and (v) delivery of the underlying Common Shares will not be to an address in the United States; OR

☐
(B) the undersigned holder (a) is the original U.S. purchaser who purchased the Series C Warrants pursuant to the Corporation’s Unit Offering, (b) is exercising the Series C Warrants for its own account or for the account of a disclosed principal that was named in the agreement pursuant to which it purchased such Units, (c) is, and such disclosed principal, if any, is either (i) an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or (ii) a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act, at the time of exercise of these Series C Warrants, and (d) the undersigned holder has delivered to the Corporation and the Warrant Agent a completed and executed U.S. Purchaser Certification in substantially the form attached to the Series C Warrant Agreement as Schedule “D”; OR

☐
(C) the undersigned holder is not an original U.S. purchaser who purchased the Series C Warrants pursuant to the Company’s Unit Offering, is either (i) a holder in the United States, (ii) a U.S. Person, (iii) a person exercising for the account or benefit of a U.S. Person or a person in the United States, (iv) executing or delivering this exercise form in the United States or (v) requesting delivery of the underlying Common Shares in the United States, and the undersigned holder has delivered to the

Corporation and the Warrant Agent (a) a completed and executed U.S. Purchaser Certification in substantially the form attached to the Series C Warrant Agreement as Schedule “D”, or (b) an opinion of counsel of recognised standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent that the exercise is exempt from the registration requirements of applicable securities laws of any state of the United States and the U.S. Securities Act.
It is understood that the Corporation and Computershare Trust Company of Canada may require evidence to verify the foregoing representations.
Notes: (1)     Certificates will not be registered or delivered to an address in the United States unless either Box B or C above is checked.

(2)
If Box C above is checked, holders are encouraged to consult with the Corporation and the Warrant Agent in advance to determine that U.S. Purchaser Certification or the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation and the Warrant Agent.

“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.
The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:
Name(s) in Full and        Address(es) (including Postal        Number of Common Shares
Social Insurance        Code/ZIP Code)

________________        _______________________    _____________________

________________        _______________________    _____________________

________________        _______________________    _____________________

________________        _______________________    _____________________

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.
Once completed and executed, this Exercise Form must be mailed or delivered to Computershare Trust Company of Canada, 100 University Ave., 8th Floor, Toronto, ON, M5J 2Y1, Attention: General Manager, Corporate Trust Department.

DATED this _______ day of ________________ , 20___ .

)
)
_____________________________    )    _______________________________________
(Witness )                    (Signature of Warrantholder, to be the same as
appears on the face of this Warrant Certificate)
)
)
)    _______________________________________
)     Name of Registered Warrantholder

☐
Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.